Exhibit 99.1
TRIARC ANNOUNCES PLANS FOR KEY LEADERSHIP POSITIONS
AT WENDY’S UPON COMPLETION OF MERGER
J. David Karam to be President; Stephen D. Farrar to be Chief Operating Officer;
and Ken C. Calwell to be Chief Marketing Officer
ATLANTA (July 25, 2008) — Triarc Companies, Inc. (NYSE: TRY, TRY.B, “Triarc”), the franchisor of the Arby’s® restaurant system (“Arby’s”), announced today that following the closing of the pending merger between Wendy’s International, Inc. (NYSE: WEN, “Wendy’s”) and Triarc, J. David Karam, 50, will assume the position of President of Wendy’s®; Stephen D. Farrar, 57, will assume the position of Chief Operating Officer of Wendy’s; and Ken C. Calwell, 46, will assume the position of Chief Marketing Officer of Wendy’s. The merger of Wendy’s and Triarc is expected to close in the second half of 2008.
In assuming the role of President of Wendy’s after the closing, Mr. Karam will succeed Kerrii B. Anderson, who currently serves as both President and Chief Executive Officer. As announced on April 24, 2008, Roland Smith, Triarc’s Chief Executive Officer, will also assume the position of Chief Executive Officer of Wendy’s. Mr. Farrar will succeed Dave Near, who will resume his role as a leading Wendy’s franchisee. Mr. Calwell will succeed Paul Kershisnik, who was named interim Chief Marketing Officer in February 2008. Mr. Kershisnik will continue in his role as interim CMO through the closing of the merger and then plans to work closely with Calwell in a senior leadership role in marketing.
Mr. Karam currently is a minority shareholder and serves as President of Cedar Enterprises, Inc., which owns and operates 135 Wendy’s Old Fashioned Hamburgers restaurants in Indianapolis, Las Vegas, San Antonio, Hartford and Seattle. Cedar Enterprises is also the parent company of Syrus, Ltd., which provides information processing services designed to increase operating productivity and financial performance for nearly 20% of the Wendy’s franchise-operated restaurants throughout the country. As a franchisee, Mr. Karam was the recipient of the Founders Award in 1990, honoring R. David Thomas, and the Diamond Award for the National Marketer of the Year in 1998. Prior to joining Cedar Enterprises, Inc., he was a Senior Auditor at Touche & Ross (now Deloitte). He holds a BSBA in accounting from The Ohio State University and completed the Owner President Management Program at the Harvard University Graduate School of Business Administration.
In connection with joining Wendy’s as President, Mr. Karam will relinquish management of the day-to-day operations of Cedar Enterprises and its subsidiaries and resign from their respective boards of directors. Mr. Karam will continue as a minority shareholder of Cedar Enterprises and will dispose of his interest in Syrus, Ltd.
Mr. Farrar returned to Wendy’s in April 2008 as Chief of North American Operations in the U.S. and Canada after retiring in 2006. In his current role, he is responsible for improving restaurant operations at company and franchise restaurants in all three U.S. regions and Canada.

During his 26-year career with Wendy’s Mr. Farrar served in a variety of roles where his achievements included helping to establish Wendy’s Service Excellence™ program, pioneering Wendy’s Super Value Menu®, creating a human resources planning and development system, and developing numerous planning and control systems to reduce costs. He was one of the system’s most respected leaders and seasoned operators with a track record that earned him a Wendy’s Hall of Famer distinction. Before joining Wendy’s, Mr. Farrar held various positions at Restaurant Profitability Analysts, Pelican’s Restaurants, Ten Tex Food, Steak and Ale Restaurants, and McDonald’s. He attended the University of Texas, Arlington.
Mr. Calwell most recently served as Chief Marketing Officer—Executive Vice President, Marketing, Research and Development at Domino’s Pizza, Inc., where he was responsible for the leadership of all national marketing, brand strategy, advertising, new product development, database marketing, media, field marketing, pricing, marketing research, R&D, CRM, and sports and event marketing. Prior to joining Domino’s in 2001, Mr. Calwell served as Vice President, New Product Marketing, Researching, and Planning at Wendy’s. Previously, Mr. Calwell held various marketing positions in the Frito-Lay and Pizza Hut divisions of PepsiCo, Inc. and at The Pillsbury Company. He holds an M.B.A. from Indiana University and a B.B.A. from Washburn University.
Roland Smith stated, “A key element in realizing the great potential of the Wendy’s brand and generating enhanced value for shareholders is to build a premier team that will drive a performance-based culture grounded in Wendy’s heritage of quality and operational excellence. With the appointment of three high-caliber and well respected individuals to key leadership roles, we are taking an important first step toward improving Wendy’s performance and achieving our growth objectives. With extensive backgrounds in the Wendy’s organization and years of operating experience, these executives are uniquely qualified to help lead Wendy’s during the next phase of growth and development. This is certainly a very exciting time to be part of the Wendy’s family.”
Smith continued, “Together with Kerrii Anderson, I wish to thank Dave Near for playing an integral part in Wendy’s operational initiatives over his two years as COO, and we look forward to his ongoing contributions as he returns to his previous role as a leading franchisee of Wendy’s restaurants in Austin, Texas. I also want to thank Paul Kershisnik who led Wendy’s marketing initiatives over the last several months and will continue to lead the team through closing of the merger.”
On April 24, 2008, Triarc and Wendy’s signed a definitive merger agreement for an all-stock transaction in which Wendy’s shareholders will receive a fixed ratio of 4.25 shares of Triarc Class A Common Stock for each share of Wendy’s common stock they own. The transaction will bring together Arby’s and Wendy’s, two leading quick service restaurant brands distinguished by traditions of quality food and service. The combined systems will have approximately 10,000 restaurant units and pro forma annual system sales of more than $12 billion, positioning it as the nation’s third largest quick service restaurant company.

About Triarc
Triarc is a holding company and, through its subsidiary Arby’s Restaurant Group, Inc., Triarc is the franchisor of the Arby’s® restaurant system Arby’s is the largest restaurant franchising system specializing in the roast beef sandwich segment of the quick service restaurant industry. The Arby’s restaurant system is comprised of approximately 3,700 restaurants, of which, as of June 29, 2008, 1,169 were owned and operated by Triarc’s subsidiaries.
About Wendy’s
Wendy’s is primarily engaged in the business of operating, developing and franchising a system of distinctive quick-service restaurants serving high quality food. As of June 29, 2008, there were 6,625 Wendy’s restaurants in operation in the United States and in 19 other countries and territories. Of these restaurants, 1,402 were operated by Wendy’s and 5,223 by Wendy’s franchisees.

For Triarc Investors:	For Wendy’s Investors:
Kay Sharpton	John Barker
(678) 514-5292	(614) 764-3044
ksharpton@arbys.com	john_barker@wendys.com

Media:	Media:
Sard Verbinnen & Co	Denny Lynch
Carrie Bloom	(614) 764-3553
(212) 687-8080	denny_lynch@wendys.com
cbloom@sardverb.com
Additional Information about the Merger and Where to Find It
In connection with the proposed merger, Triarc filed with the SEC a registration statement on Form S-4 (Registration No. 333-151336) containing a preliminary joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders and shareholders of Triarc and Wendy’s. BEFORE MAKING ANY VOTING DECISION, TRIARC AND WENDY’S URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Triarc’s website (www.triarc.com) under the heading “Investor Relations” and then under the item “SEC Filings and Annual Reports”. You may also obtain these documents, free of charge, from Wendy’s website (www.wendys.com) under the tab “Investor” and then under the heading “SEC Filings.
Triarc, Wendy’s and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Triarc and Wendy’s stockholders in favor of the stockholder approvals required in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Triarc and Wendy’s stockholders in connection with the stockholder approvals required in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Triarc’s executive officers and directors in Amendment No. 2 to its Annual Report on Form 10-K, filed with the SEC on April 25, 2008. You can find information about Wendy’s executive officers and directors in its Amendment No. 1 to its Annual Report on Form 10-K, filed with the SEC on April 28, 2008. You can obtain free copies of these documents from Triarc and Wendy’s at the website locations described above.

Consummation of the proposed merger between Triarc and Wendy’s remains subject to approval by the stockholders of both companies, regulatory approvals and other customary closing conditions. There can be no assurances that the transaction will be consummated or that the anticipated benefits and synergies of the transaction will be realized.
Forward-Looking Statements
Statements herein regarding the proposed transaction between Triarc and Wendy’s, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict. Factors that may cause such differences include, but are not limited to, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, due to, among other things: (1) changes in the quick service restaurant industry; (2) prevailing economic, market and business conditions affecting Triarc and Wendy’s; (3) conditions beyond Triarc’s or Wendy’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting Triarc’s and/or Wendy’s customers or food supplies or acts of war or terrorism; (4) changes in the interest rate environment; (5) changes in debt, equity and securities markets; (6) changes in the liquidity of markets in which Triarc or Wendy’s participates; (7) the availability of suitable locations and terms for the sites designated for development; (8) cost and availability of capital; (9) adoption of new, or changes in, accounting policies and practices; and (10) other factors discussed from time to time in Triarc’s and Wendy’s news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of Triarc’s and Wendy’s Annual and Quarterly Reports on Forms 10-K and 10-Q, which are available at the SEC’s website at http://www.sec.gov. Other factors include the possibility that the merger does not close, including due to the failure to receive required stockholder or regulatory approvals, or the failure of other closing conditions. Triarc and Wendy’s caution that the foregoing list of factors is not exclusive.